                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
     14a-6(e)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            CANANDAIGUA BRANDS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title  of each  class of  securities  to  which  transaction  applies:
          ______________________________________________________________________
     (2)  Aggregate   number  of  securities  to  which   transaction   applies:
          ______________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________
     (4)  Proposed      maximum      aggregate     value     of     transaction:
          ______________________________________________________________________
     (5)  Total fee paid: ______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: ______________________________________________
     (2)  Form, Schedule or Registration Statement No.: ________________________
     (3)  Filing Party: ________________________________________________________
     (4)  Date Filed: __________________________________________________________

                                   [CBI LOGO]
                            CANANDAIGUA BRANDS, INC.
                           Fine Wines, Spirits & Beers



                         ------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------


                                                                 June ____, 1998

TO OUR STOCKHOLDERS:

         You are cordially invited to attend the Annual Meeting of Stockholders of Canandaigua Brands, Inc. at One Chase Square, Rochester, New York, on Tuesday, July 21, 1998 at 11:00 a.m.

         The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. The Company's 1998 Annual Report, which is contained in this package, sets forth important business and financial information concerning the Company.

         We hope you are able to attend this year's Annual Meeting.

                                           Very truly yours,




                                           MARVIN SANDS
                                           CHAIRMAN OF THE BOARD




                                           RICHARD SANDS
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            CANANDAIGUA BRANDS, INC.
                           300 WILLOWBROOK OFFICE PARK
                            FAIRPORT, NEW YORK 14450


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 21, 1998
                    ----------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CANANDAIGUA BRANDS, INC. the ("Company") will be held at One Chase Square, Rochester, New York, on Tuesday, July 21, 1998 at 11:00 a.m. for the following purposes more fully described in the accompanying Proxy Statement:

     1.   To elect directors of the Company (Proposal No. 1).

     2. To consider and act upon a proposal to amend and restate the Company's Restated Certificate of Incorporation, as presently amended, to incorporate a prior amendment and to increase the number of authorized shares of the Class A Common Stock of the Company from 60,000,000 to 120,000,000, thereby increasing the aggregate number of authorized shares of the Company to 141,000,000 (Proposal No. 2).

     3. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending February 28, 1999 (Proposal No. 3).

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

     A Proxy Statement and accompanying proxy are enclosed.

     WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             ROBERT SANDS, SECRETARY

Fairport, New York
June ___, 1998

                            CANANDAIGUA BRANDS, INC.
                           300 WILLOWBROOK OFFICE PARK
                            FAIRPORT, NEW YORK 14450


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                       1998 ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is being furnished to the stockholders of CANANDAIGUA BRANDS, INC. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies are for use at the 1998 Annual Meeting of Stockholders of the Company and at any adjournments thereof (the "Meeting"). The Meeting will be held on Tuesday, July 21, 1998 at 11:00 a.m at One Chase Square, Rochester, New York.

     The proxy, if properly executed and returned, will be voted at the Meeting as therein specified unless revoked. You may revoke the proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke the proxy by attending the Meeting and voting in person.

     Your proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1) unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you indicate otherwise, your proxy will be voted FOR the proposal to amend and restate the Company's existing Restated Certificate of Incorporation, as presently amended (the "Existing Certificate"), to incorporate a prior amendment and to increase the number of authorized shares of the Class A Common Stock of the Company from 60,000,000 to 120,000,000, thereby increasing the aggregate number of authorized shares of the Company to 141,000,000 (Proposal No. 2), and FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending February 28, 1999 (Proposal No. 3).

     The outstanding capital stock of the Company consists of Class A Common Stock and Class B Common Stock. The enclosed proxy has been designed so that it can be used by stockholders owning Class A Common Stock or Class B Common Stock or both Class A Common Stock and Class B Common Stock.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

     This Proxy Statement and accompanying proxy are being first mailed to stockholders on or about June __, 1998.

                                VOTING SECURITIES

     The total outstanding capital stock of the Company as of June 1, 1998, consisted of ____________ shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"), and ______________ shares of Class B Common Stock, par value $.01 per share (the "Class B Stock"). Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

     Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on June 1, 1998, the record date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Subject to certain contrary provisions of Delaware law, the holders of the Class A Stock and the holders of the Class B Stock vote together as a single class on all matters other than the election of directors. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in his or her name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in his or her name.

     The holders of a majority of the outstanding aggregate voting power of the Class A Stock and the Class B Stock present at the Meeting, in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in "street name" by brokers or other nominees which may be voted with respect to some, but not all, matters without instruction from the beneficial owner ("broker non-votes") are counted as shares present for determining a quorum.

     Under Delaware law and the Company's Existing Certificate and By-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote and actually voting, in person or by proxy. Pursuant to the Company's Existing Certificate, the holders of the Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of the Class B Stock, voting as a separate class, are entitled to elect the remaining number of directors to be elected at the Meeting. At the Meeting, the holders of Class A Stock will be entitled to elect two directors and the holders of Class B Stock will be entitled to elect six directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld will not be counted and will therefore not affect the outcome of the elections.

     The adoption of the proposal to amend and restate the Existing Certificate to incorporate a prior amendment and to increase the number of authorized shares of Class A Stock of the Company from 60,000,000 to 120,000,000, thereby increasing the aggregate number of authorized shares of the Company to 141,000,000 (Proposal No. 2), requires an affirmative majority vote of the holders of all outstanding shares of Class A Stock and Class B Stock entitled to vote thereon, voting together as a single class, provided that the holders of Class A Stock will have one (1) vote per share and the holders of Class B Stock will have ten (10) votes per share. Abstentions and broker non-votes, if applicable, will therefore have the effect of negative votes.

     The ratification of the selection of Arthur Andersen LLP as the Company's independent auditors (Proposal No. 3) requires a majority vote of all outstanding shares of Class A Stock and Class B Stock entitled to vote thereon, present in person or by proxy, voting together as a single class, provided that the holders of Class A Stock will have one (1) vote per share and the holders of Class B Stock will have ten (10) votes per share. Abstentions will therefore have the effect of negative votes. However, because broker non-votes are not considered entitled to vote, they will not affect the outcome of the vote.

                              BENEFICIAL OWNERSHIP

     The following tables and notes set forth as of June 1, 1998 or such other date specifically noted (i) the persons known to the Company to beneficially own more than 5% of the Class A Stock or Class B Stock, (ii) the number of shares beneficially owned by them, and (iii) the percent of such class so owned, rounded to the nearest one-tenth of one percent. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the percentages of ownership were calculated on the basis of _______________ shares of Class A Stock and _______________ shares of Class B Stock outstanding as of the close of business on June 1, 1998.


                                        CLASS A STOCK
---------------------------------------------------------------------------------------------
                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                   ---------------------------------------------
NAME AND ADDRESS OF                  SOLE POWER TO    SHARED POWER TO              PERCENT OF
BENEFICIAL OWNER                    VOTE OR DISPOSE   VOTE OR DISPOSE    TOTAL      CLASS (1)
-------------------                 ---------------   ---------------    -----     ----------
Marilyn Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                   789,053(2)       10,631(3)       799,684       ___%

Robert Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                   335,152(4)      367,098(4)       702,250       ___%

Richard Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                   329,145(5)      367,098(5)       696,243       ___%

Marvin Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                    30,954(6)      367,098(6)       398,052       ___%

CWC Partnership-I
  300 WillowBrook Office Park
  Fairport, NY 14450                      -            356,467(7)       356,467       ___%

Trust for the benefit of Andrew
Stern, M.D. under the Will of
Laurie Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                      -            356,467(8)       356,467       ___%

 Stockholders Group Pursuant to
 Section 13(d)(3) of the Securities
 Exchange Act of 1934, as amended (9)     -          1,062,349        1,062,349       ___%

Nicholas-Applegate Capital Management
  600 West Broadway
  29th Floor
  San Diego, CA 92101                     (10)          (10)          1,291,450       ___%



                                  CLASS B STOCK
---------------------------------------------------------------------------------------------
                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                 -----------------------------------------------
NAME AND ADDRESS OF                 SOLE POWER TO      SHARED POWER TO             PERCENT OF
BENEFICIAL OWNER                   VOTE OR DISPOSE     VOTE OR DISPOSE    TOTAL     CLASS (1)
-------------------                ---------------     ---------------    -----    ----------
Richard Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                   713,779         1,230,668(5)    1,944,447       ___%

Robert Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                   713,324         1,230,668(4)    1,943,992       ___%

Marvin Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                   101,850           724,418(6)      826,268       ___%

Trust for the benefit for Andrew
Stern, M.D. under the will of
Laurie Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                      -              724,418(8)      724,418       ___%

CWC Partnership-I
  300 WillowBrook Office Park
  Fairport, NY 14450                      -              678,964(7)      678,964       ___%

Trust for the benefit of the
Grandchildren of Marvin and
Marilyn Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                      -              506,250(11)     506,250       ___%

Marilyn Sands
  300 WillowBrook Office Park
  Fairport, NY 14450                    78,750(3)           -             78,750       ___%

Stockholders Group Pursuant to
Section 13(d)(3) of the Securities
Exchange Act of 1934, as amended (9)      -            2,759,621       2,759,621       ___%

--------------------------

(1) The number of shares and the percentage of ownership set forth in the Class A Stock table does not include the shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock beneficially owned by each person. The number of shares and percentage of ownership assuming conversion of Class B Stock into Class A Stock are contained in the footnotes. For purposes of calculating the percentage of ownership of Class A Stock in the footnotes, additional shares of Class A Stock equal to the number of shares of Class B Stock owned by each person are assumed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. Where the footnotes reflect shares of Class A Stock as being included, such shares are included only in the Class A Stock table. Where the footnotes reflect shares of Class B Stock as being included, such shares are included in only the Class B Stock table.

(2) With respect to 787,501 shares of the 789,053 shares of Class A Stock, Marilyn Sands is the beneficial owner of a life estate which includes the right to receive income from and the power to vote and dispose of such shares. The remainder interest in such shares is held by Richard Sands, Robert Sands and CWC Partnership-II, a New York general partnership ("CWCP-II").

(3) The amounts reflected include, as applicable, 10,631 shares of Class A Stock owned by the Mac and Sally Sands Foundation, Incorporated, a Virginia corporation (the "Sands' Foundation"), of which Ms. Sands is a director, and 74,250 shares of Class B Stock owned by Ms. Sands in her capacity as trustee under Irrevocable Declaration of Trust No. 4. Ms. Sands disclaims beneficial ownership with respect to all such shares owned by the Sands' Foundation. The amounts reflected do not include any shares beneficially owned by her husband, Marvin Sands, which are reflected in the tables and described in footnote (6) below and with respect to which she disclaims beneficial ownership. Assuming the conversion of Class B Stock beneficially owned by Ms. Sands into Class A Stock, Ms. Sands would beneficially own 878,434 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.

(4) The amount reflected as shares of Class A Stock over which Robert Sands has the sole power to vote or dispose includes 13,175 shares of Class A Stock issuable upon the exercise of options which are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 308,951 shares of Class A Stock and 678,964 shares of Class B Stock owned by CWC Partnership-I, a New York general partnership ("CWCP-I"), of which Robert Sands is a managing partner, 47,516 shares of Class A Stock owned by MLR&R, a New York general partnership ("MLR&R"), of which Mr. Sands is a general partner, 45,454 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 506,250 shares of Class B Stock owned by the trust described in footnote (11) below, and 10,631 shares of Class A Stock owned by the Sands' Foundation, of which Mr. Sands is a director and officer. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R. The amounts reflected do not include 22,940 shares of Class A Stock owned by Mr. Sands' wife, individually and as custodian for their minor children, the remainder interest Mr. Sands has in 259,849 of the 787,501 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above or the remainder interest of CWCP-II in 265,151 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 2,646,242 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.

(5) The amount reflected as shares of Class A Stock over which Richard Sands has the sole power to vote or dispose includes 8,300 shares of Class A Stock issuable upon the exercise of options which are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 308,951 shares of Class A Stock and 678,964 shares of Class B Stock owned by CWCP-I, of which Richard Sands is a managing partner, 47,516 shares of Class A Stock owned by MLR&R, of which Mr. Sands is a general partner, 45,454 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 506,250 shares of Class B Stock owned by the trust described in footnote
     (11) below, and 10,631 shares of Class A Stock owned by the Sands' Foundation, of which Mr. Sands is a director and officer. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R. The amounts reflected do not include 1,965 shares of Class A Stock owned by Mr. Sands' wife, the remainder interest Mr. Sands has in 262,501 of the 787,501 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above or the remainder interest of CWCP-II in 265,151 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 2,640,690 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.

(6) The amount reflected as shares of Class A Stock over which Marvin Sands has the sole power to vote or dispose includes 4,375 shares of Class A Stock issuable upon the exercise of options which are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 308,951 shares of Class A Stock and 678,964 shares of Class B Stock owned by CWCP-I, of which Mr. Sands is the special voting trustee of the marital trust described in footnote (8) below (the "Marital Trust") which owns a majority in interest of the CWCP-I partnership interests, 47,516 shares of Class A Stock owned by MLR&R, of which Marvin Sands is a general partner, 45,454 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is the special voting trustee of the Marital Trust which owns a majority in interest of the CWCP-II partnership interests, and 10,631 shares of Class A Stock owned by the Sands' Foundation, of which Mr. Sands is a director and officer. Mr. Sands disclaims beneficial ownership with respect to all of the foregoing shares except to the extent of his ownership interest in MLR&R. The amounts reflected do not include 789,053 shares of Class A Stock or 78,750 shares of Class B Stock owned by Mr. Sands' wife, Marilyn Sands, or the remainder interest CWCP-II has in 265,151 of the 787,501 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 1,224,320 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.

(7) The amounts reflected include 47,516 shares of Class A Stock owned by MLR&R, of which CWCP-I is a general partner. The shares owned by CWCP-I are included in the number of shares beneficially owned by Richard Sands and Robert Sands, the managing partners of CWCP-I, the Marital Trust, a partner of CWCP-I which owns a majority in interest of the CWCP-I partnership interests, Marvin Sands, the special voting trustee of the Marital Trust, and the group described in footnote (9) below. The other partners of CWCP-I are trusts for the benefit of Laurie Sands' children, Abigail and Zachary Stern. Assuming the conversion of Class B Stock beneficially owned by CWCP-I into Class A Stock, CWCP-I would beneficially own 1,035,431 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.

(8) The amounts reflected include, as applicable, 308,951 shares of Class A Stock and 678,964 shares of Class B Stock owned by CWCP-I, in which the Marital Trust is a partner and owns a majority in interest of the CWCP-I partnership interests, 45,454 shares of Class B Stock owned by CWCP-II, in which the Marital Trust is a partner and owns a majority in interest of the CWCP-II partnership interests, and 47,516 shares of Class A Stock owned by MLR&R, of which CWCP-I is a general partner. The Marital Trust disclaims beneficial ownership with respect to all of the foregoing shares except to the extent of its ownership interest in CWCP-I and CWCP-II. The amounts reflected do not include the remainder interest CWCP-II has in 265,151 of the 787,501 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above. The Marital Trust disclaims beneficial ownership with respect to all such shares except to the extent of its ownership interest in CWCP-II. Assuming the conversion of Class B Stock beneficially owned by the Marital Trust into Class A Stock, the Marital Trust would beneficially own 1,080,885 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.

(9) The group as reported consists of Marvin Sands (the husband of Marilyn Sands and the father of Richard and Robert Sands), Richard Sands, Robert Sands, CWCP-I, CWCP-II, and the trust described in footnote (11) (collectively, the "Group"). The basis for the Group consists of: (i) a Stockholders Agreement among Richard Sands, Robert Sands and CWCP-I and
     (ii) the fact that the familial relationship between Marvin Sands, Richard Sands and Robert Sands, their actions in working together in the conduct of the business of the Company and their capacity as partners and trustees of the other members of the Group may be deemed to constitute an agreement to "act in concert" with respect to the Company's shares. The members of the Group disclaim that an agreement to act in concert exists. Except with respect to the shares subject to the Stockholders Agreement, the shares owned by CWCP-I and CWCP-II and the shares held by the trust described in footnote (11) below, no member of the Group is required to consult with any other member of the Group with respect to the voting or disposition of any shares of the Company. Assuming the conversion of Class B Stock beneficially owned by the Group into Class A Stock, the Group would beneficially own 3,821,970 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.

(10) The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by Nicholas-Applegate Capital Management, a California limited partnership ("NACM"), in its Schedule 13G dated February 3, 1998 filed with the Securities and Exchange Commission. The percentage ownership reflected in the table is calculated on the basis of ____________ shares of Class A Stock outstanding on June 1, 1998. The Schedule 13G indicates that of the 1,291,450 shares beneficially owned by NACM, NACM has sole voting power with respect to 1,068,600 shares, shared voting power with respect to 2,750 shares, and sole dispositive power with respect to all 1,291,450 shares. For further information pertaining to NACM, reference should be made to NACM's Schedule 13G filed with the Securities and Exchange Commission. With respect to the information contained herein pertaining to shares of Class A Stock beneficially owned by NACM, the Company has relied solely on the information reported in NACM's Schedule 13G and has not independently verified NACM's beneficial ownership as of June 1, 1998.

(11) The trust was created by Marvin Sands under the terms of an Irrevocable Trust Agreement dated November 18, 1987 (the "Trust"). The Trust is for the benefit of the present and future grandchildren of Marvin and Marilyn Sands. The Co-Trustees of the Trust are Richard Sands and Robert Sands. Unanimity of the Co-Trustees is required with respect to voting and disposing of the Class B Stock owned by the Trust. The shares owned by the trust are included in the number of shares beneficially owned by Richard Sands, Robert Sands and the Group. Assuming the conversion of Class B Stock beneficially owned by the Trust into Class A Stock, the Trust would beneficially own 506,250 shares of Class A Stock, representing ___% of the outstanding Class A Stock after such conversion.



                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table summarizes the annual and long-term compensation paid to the Company's Chief Executive Officer, the other four most highly compensated executive officers at the end of the fiscal year ended February 28, 1998, and Ellis Goodman, a former executive officer who was no longer employed by the Company as of February 28, 1998 (collectively, the "Named Executives"). The table is designed to provide stockholders with a concise, comprehensive view of the Company's executive compensation. It therefore includes all aspects of compensation for services rendered to the Company during the fiscal years ended February 28, 1998 and 1997, the transition period from September 1, 1995 to February 29, 1996 (see footnote (1) below), and the fiscal year ended August 31, 1995.

     None of the Named Executives received any individual perquisites or other personal benefits exceeding the lesser of $50,000 or 10% of the total salary and bonus reported for such executive officer, or any pay-outs under long-term incentive plans during the periods covered by the Summary Compensation Table.

                                            SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                                                       LONG-TERM COMPENSATION
                                        ANNUAL COMPENSATION                    AWARDS
                                   ------------------------------     -------------------------
                                                           OTHER                    SECURITIES
                                                           ANNUAL     RESTRICTED    UNDERLYING           ALL
NAME AND                                                   COMPEN-       STOCK       OPTIONS/           OTHER
PRINCIPAL POSITION         YEAR    SALARY (2)  BONUS (3)   SATION      AWARD(S)     SARS (#)(4)     COMPENSATION(5)
------------------         ----    ----------  ---------   ------     ----------    -----------     ---------------
Marvin Sands,              1998     $478,170   $502,079     -             -            17,500          $18,890
   CHAIRMAN OF THE BOARD   1997      447,239    150,943     -             -              -              18,536
                           1996(1)   212,971     95,837     -             -              -              18,483
                           1995      415,531    158,941     -             -              -              16,988

Richard Sands,             1998     $469,480   $492,954     -             -            17,200          $18,254
   PRESIDENT AND CHIEF     1997      439,112    148,200   $  304          -            90,000 (6)       18,408
   EXECUTIVE OFFICER       1996(1)   205,192     92,337     -             -              -    (6)       17,445
                           1995      387,750    148,314     -             -              -              18,656

Robert Sands,              1998     $456,025   $478,859     -             -            16,700          $18,444
   EXECUTIVE VICE          1997      426,528    143,953   $  190          -            85,000 (7)       16,983
   PRESIDENT, GENERAL      1996(1)   203,109     91,399     -             -              -    (7)       18,123
   COUNSEL AND SECRETARY   1995      389,546    149,001     -             -              -    (7)       17,494

Alexander Berk,            1998     $370,000   $323,750     -             -            13,600          $20,000
   PRESIDENT AND CHIEF     1997      353,100    287,000     -             -            43,500 (9)       18,750
   OPERATING OFFICER OF    1996(1)   172,625    100,500     -             -              -    (9)       17,187
   BARTON INCORPORATED (8) 1995      327,550    190,400     -             -              -    (9)       18,750

Daniel Barnett,            1998     $350,000   $235,620   $5,252          -            10,700          $19,127
   PRESIDENT OF            1997      315,412     94,671    6,045          -            54,500 (10)      48,946
   CANANDAIGUA WINE        1996(1)    90,012     40,505     -             -              -    (10)         462
   COMPANY, INC. (10)

Ellis Goodman,             1998     $435,000   $380,625     -       $1,143,750(11)     18,600       $5,425,171
   FORMER CHIEF EXECUTIVE  1997      412,000    329,600     -             -            85,000 (12)      20,359
   OFFICER OF BARTON       1996(1)   200,000    160,000     -             -              -              17,187
   INCORPORATED            1995      385,200    308,150     -             -              -              20,260

-------------------------

(1) During January 1996, the Board of Directors of the Company changed the Company's fiscal year-end from August 31 to the last day of February. This change in fiscal year caused the Company to have a transition period from September 1, 1995 through February 29, 1996 (the "Transition Period"). Therefore, the information provided for 1996 includes compensation paid during the Transition Period.

(2) Amounts shown include cash compensation earned and received by the Named Executives as well as amounts earned but deferred.

(3) Amounts shown are for payments to offset tax liabilities incurred by the Named Executives.

(4) The securities consist of shares of Class A Stock underlying stock options. See the table below entitled "Option/SAR Grants in Last Fiscal Year" and the footnotes to that table for additional information.


                                      - 9 -


(5)  Amounts reported for 1998 consist of:

     o Company contributions under the Company's Retirement Savings Plan (a plan established under Section 401(k) of the Internal Revenue Code):
          Marvin Sands $1,498; Richard Sands $862; Robert Sands $1,052; and Daniel Barnett $1,735.

     o    Company contributions to the Company's Profit Sharing Retirement Plan:
          Marvin Sands $17,392; Richard Sands $17,392; Robert Sands $17,392; and Daniel Barnett $17,392.

     o Company contributions to the Barton Incorporated Employees' Profit Sharing and 401(k) Plan: Alexander Berk $20,000; and Ellis Goodman $20,000.

     o    Economic   benefit  of  Company  payment  of  premium  on  whole  life
          (split-dollar) life insurance for Ellis Goodman: $1,678.

     o    Cumulative payments on annuity contract for Ellis Goodman: $473,551.

     o Amount payable to Ellis Goodman under his amended employment agreement in connection with his leaving the Company: $4,929,942. See also the discussion of Mr. Goodman's amended employment agreement under the caption "Certain Relationships and Related Transactions".

(6) Richard Sands was granted an option to purchase 70,000 shares of Class A Stock during the Transition Period which was repriced in May 1996. An option to purchase an additional 20,000 shares was granted in fiscal year 1997.

(7) Robert Sands was granted an option to purchase 15,000 shares of Class A Stock in fiscal year 1995 which was repriced during the Transition Period and again in May 1996. During the Transition Period, he was granted an option to purchase 50,000 shares of Class A Stock which was also repriced in May 1996. He was granted an option to purchase an additional 20,000 shares of Class A Stock in fiscal year 1997.

(8) Barton Incorporated is a wholly-owned subsidiary of the Company. As of February 28, 1998, Mr. Berk's position was expanded to include overall responsibility for the Company's beer and spirits divisions. This change occurred when Ellis Goodman, who formerly held this responsibility, left Barton.

(9) Alexander Berk was granted two options to purchase a total of 20,000 shares of Class A Stock in fiscal year 1995. With respect to these two options: one option for 10,000 shares was repriced during fiscal year 1997; the other option, also for 10,000 shares, was repriced during the Transition Period and twice during fiscal year 1997. During the Transition Period, he was granted an option to purchase 3,500 shares of Class A Stock, which was also repriced twice in fiscal year 1997. He was granted options to purchase an additional 20,000 shares in fiscal year 1997.

(10) Daniel Barnett joined the Company in November 1995 as head of its wine division. (Canandaigua Wine Company, Inc. is a wholly-owned subsidiary of the Company.) Mr. Barnett was granted options to purchase 43,500 shares of Class A Stock during the Transition Period which were repriced twice during fiscal year 1997. He was granted options to purchase an additional 11,000 shares in fiscal year 1997.

(11) Ellis Goodman was granted an award of 25,000 shares of restricted stock on September 29, 1997, of which 5,000 shares vested in December 1997 and, pursuant to an amendment to the award, the remaining 20,000 shares vested in May 1998. As of February 28, 1998, Mr. Goodman held 20,000 shares of restricted stock, which, as of that date, were valued at $1,115,000. No dividends were paid on the restricted stock.

                                     - 10 -


(12) Ellis Goodman was granted an option to purchase 50,000 shares of Class A Stock during fiscal year 1997 which was repriced in fiscal year 1997. He was also granted an option to purchase 15,000 shares and an option to purchase 20,000 shares of Class A Stock in fiscal year 1997.

STOCK OPTIONS

     The following table contains information concerning stock option grants to the Named Executives during the fiscal year ended February 28, 1998. No stock appreciation rights ("SARs") were granted to any of the Named Executives in that year. The columns labeled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions, as required by the Securities and Exchange Commission. The Company cannot predict the actual growth rate of its Common Stock.

                            OPTION/SAR GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                 INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
---------------------------------------------------------------------------         ANNUAL RATES OF
                       NUMBER OF     % OF TOTAL                                       STOCK PRICE
                       SECURITIES    OPTIONS/SARS                                  APPRECIATION FOR
                       UNDERLYING     GRANTED TO    EXERCISE OR                      OPTION TERM
                      OPTIONS/SARS   EMPLOYEES IN   BASE PRICE   EXPIRATION   ------------------------
NAME                 GRANTED (1)(2)  FISCAL YEAR    ($/SH) (2)      DATE          5%            10%
----                 --------------  ------------   -----------  ----------   --------      ----------
Marvin Sands           17,500(3)        3.2 %        $41.00       09/14/07    $451,232      $1,143,510
Richard Sands          17,200(3)        3.1 %        $41.00       09/14/07    $443,496      $1,123,907
Robert Sands           16,700(3)        3.0 %        $41.00       09/14/07    $430,604      $1,091,235
Alexander Berk         13,600(3)        2.5 %        $41.00       09/14/07    $350,672        $888,671
Daniel Barnett         10,700(3)        2.0 %        $41.00       09/14/07    $275,896        $699,175
Ellis Goodman          18,600(4)        3.4 %        $41.00       09/14/07    $479,595      $1,215,388

--------------------

(1) The stock options were granted under the Long-Term Stock Incentive Plan and are nonqualified stock options exercisable for shares of Class A Stock. The stock options were granted for terms of no greater than 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment. Under the Plan, the vesting of stock options accelerates in the event of a change of control, as defined in the Plan.

(2) The exercise price per share of each option is equal to the closing market price of a share of Class A Stock on the date of grant.

(3) The options vest and become fully exercisable on September 15, 2002, unless they become exercisable on an earlier date as follows: (i) 25% became exercisable on January 15, 1998 because the fair market value of a share of Class A Stock had been at least $51.25 for fifteen (15) consecutive trading days; (ii) an additional 25% will become exercisable after such fair market value has been at least $64.0625 for fifteen (15) consecutive trading days; and (iii) the remaining 50% will become exercisable after such fair market value has been at least $80.0625 for fifteen (15) consecutive trading days.

(4) Pursuant to an award amendment, this option became fully vested and exercisable on February 28, 1998.

     The table below sets forth information regarding the number and value of exercisable and unexercisable stock options held by the Named Executives as of February 28, 1998. None of the Named Executives exercised any stock options during the fiscal year ended February 28, 1998. There are no outstanding SARs. The stock options reflected on the table were granted under the Company's Long-Term Stock Incentive Plan.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED                IN-THE-MONEY
                     OPTIONS/SARs AT FY-END (1)        OPTIONS/SARs AT FY-END
                   ----------------------------     ----------------------------
NAME               EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----               -----------    -------------     -----------    -------------
Marvin Sands           4,375          13,125           $64,531         $193,594
Richard Sands          8,300          98,900          $179,425       $2,456,775
Robert Sands          13,175          93,525          $398,831       $2,322,494
Alexander Berk         8,100          49,000          $212,775       $1,575,950
Daniel Barnett        21,575          43,625          $771,831       $1,497,869
Ellis Goodman        103,600            -           $3,373,100             -

--------------------------

(1)  The securities consist of shares of Class A Stock underlying stock options.


REPORT WITH RESPECT TO EXECUTIVE COMPENSATION

     The following report is required by the Securities and Exchange Commission's executive compensation rules in order to standardize the reporting of executive compensation by public companies. This information shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

     GENERAL

     The Human Resources Committee (formerly known as the Compensation Committee) of the Board of Directors administers the Company's executive compensation program. During the period March 1, 1997, through January 20, 1998, the Compensation Committee was composed of Marvin Sands, the Chairman of the Board, and George Bresler, a nonemployee director. On January 20, 1998, Marvin Sands resigned from the Compensation Committee and the Board of Directors changed the name of the Compensation Committee to the Human Resources Committee, re-elected George Bresler as a member of the Committee, and elected Thomas McDermott and Paul Smith, each a nonemployee director, as new members of the Committee. On March 31, 1998, Mr. Bresler resigned from the Human Resources Committee. Since March 31, 1998, the Human Resources Committee has been composed of Messrs. McDermott and Smith, each of whom is a nonemployee director. Messrs. Sands and Bresler resigned voluntarily from the Committee so that the Committee could be composed solely of "outside directors" as defined under Section 162(m) of the Internal Revenue Code (see discussion below under "Deductibility of Executive Compensation").

     The objective of the Company's executive compensation program is to develop and maintain executive compensation programs which (i) are competitive with the pay practices of other companies of comparable size and status, including those in the beverage alcohol industry, and (ii) attract, motivate and retain key executives who are vital to the long-term success of the Company. As discussed in detail below, the Company's executive compensation program consists of both fixed (base salary) and variable, incentive-based compensation elements. These elements are designed to operate together to comprise performance-based annual cash compensation and stock-based compensation which aligns the interests of the Company's executives with the interests of its stockholders.

     Executive compensation is determined in light of the Company's performance during the fiscal year and taking into account compensation data of comparable companies. Factors specifically considered in fiscal year 1998 included the Company's net sales increasing 7% from $1.1 billion to $1.2 billion, net income increasing $22 million to $50 million, an 81 % improvement, and earnings per common share on a diluted basis increasing 85% from $1.42 to $2.62, as compared to the Company's fiscal 1997 results.

     BASE SALARY

     With respect to annual compensation, the fundamental objective in setting base salary levels for the Company's senior management is to pay competitive rates to attract and retain competent executives. Competitive pay levels are determined based upon input of compensation consultants, independent industry surveys, proxy disclosures, salaries paid to attract new managers and past experience. The Human Resources Committee reviews data generated by William H. Mercer Incorporated, a consultant to the Company, for competitive analyses. Base salary levels are determined based upon factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), Company performance and competitive pay packages.

     ANNUAL MANAGEMENT INCENTIVES

     In addition to their base salary, the Company's executives have the opportunity to earn an annual cash bonus. The annual bonus for executive officers for fiscal 1998 was based on attainment of certain target financial performance goals for the Company and, in one case, achievement of certain management objectives. Awards were based on a percentage of base salary and target awards ranged from 45% to 60% of base salaries for executive officers. The purpose of the annual bonus is to motivate and provide an incentive to management to achieve specific business objectives and initiatives as set forth in the Company's annual operating plan and budget. For fiscal year 1998, annual cash bonuses were awarded to each of the Named Executives in the amounts indicated in the Summary Compensation Table.

     Future cash bonuses for the participating executives will be determined by the Human Resources Committee pursuant to the Company's Annual Management Incentive Plan. Pursuant to that plan, the Committee would award cash bonuses to the participating executives in the event that the Company attains one or more pre-set performance targets.

     STOCK OPTIONS, SARS AND RESTRICTED STOCK

     In connection with the executive compensation program, long-term incentive awards in the form of stock options, stock appreciation rights and restricted stock have been granted under the Company's Long-Term Stock Incentive Plan. This arrangement balances the annual operating objectives of the annual cash incentive plan with the Company's longer-term stockholder value building strategies. The Human Resources Committee and the Board of Directors grant these stock-based incentive awards from time to time for the purpose of attracting and retaining key executives, motivating them to attain the Company's long-range financial objectives, and closely aligning their financial interests with long-term stockholder interests and share value.

     The Company believes that through the use of stock options, executives' interests are directly tied to enhanced stockholder value. The Human Resources Committee of the Board (as well as the full Board) has the flexibility of awarding nonqualified stock options, restricted stock, stock appreciation rights and other stock-based awards under the Company's Long-Term Stock Incentive Plan and incentive stock options under the Company's Incentive Stock Option Plan. This flexibility enables the Company to fine-tune its grants in order to maximize the alignment of the interests of the stockholders and management.

     During fiscal 1998, in addition to options awarded by the full Board in connection with the acceptance of an employment offer, the full Board awarded nonqualified options to all executive officers, including the Company's Chief Executive Officer, taking into account relevant market survey data, their position with the Company and the financial performance of the Company. The exercise prices of the stock options awarded were equal to the market value of the underlying shares on the date of grant. Accordingly, the value of the awards depends solely upon future growth in the share value of the Company's Class A Stock. The Human Resources Committee did not make any stock option grants to executive officers in fiscal 1998 but took into account the stock option grants made by the full Board to executive officers in considering other components of executive compensation.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal year 1998, the compensation of Richard Sands, the Company's Chief Executive Officer, was based on the Company's performance and growth as described under the caption "General" above. In addition, the compensation packages of chief executive officers of certain comparable companies selected by William H. Mercer Incorporated were considered. Also taken into account was the Company's current executive salary and compensation structure.

     Richard Sands' base salary is believed to be in line with salaries of executives of similar companies and chief executive officers with similar responsibilities. Annual cash incentives were set as a percentage of Richard Sands' base salary based upon the financial performance of the Company. The ranges for these awards, from threshold, target and maximum (15%, 60% and 105%, respectively), were comparable to industry compensation survey data for executives in Richard Sands' position. For the fiscal year ended February 28, 1998, Richard Sands received a bonus of $492,954. As noted above, during fiscal 1998, Mr. Sands received stock options to purchase up to 17,200 shares of Class A Stock of the Company.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section  162(m)  of  the  Internal   Revenue  Code  provides  that  certain
compensation in excess of $1 million per year paid to a company's chief executive officer and four other most highly paid executive officers may not be deductible by the company unless it qualifies as performance-based compensation. The Human Resources Committee generally believes that compensation of its executives should be deductible by the Company except in unusual circumstances, and the Company's Long-Term Stock Incentive Plan, Incentive Stock Option Plan and Annual Management Incentive Plan have been designed to provide for performance-based compensation for "covered employees" under Section 162(m) if properly administered.

     Because components of executive compensation in respect of fiscal 1998 were determined by both the full Board and the Human Resources Committee, and because the composition of the Human Resources Committee changed over the course of fiscal 1998, the foregoing report is given, as applicable, by each person who at any time during fiscal 1998 was a member of the Human Resources Committee and by the remaining members of the Board of Directors (with respect to the grants of nonqualified options made by the full Board).

HUMAN RESOURCES COMMITTEE                  REMAINING MEMBERS OF THE BOARD OF
                                           DIRECTORS

George Bresler  Thomas C. McDermott        James A. Locke, III   Richard Sands
Marvin Sands    Paul L. Smith              Robert Sands          Bertram E. Silk


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described above, during fiscal year 1998, George Bresler, Thomas McDermott, Marvin Sands and Paul Smith served as members of the Compensation/Human Resources Committee of the Company's Board of Directors. With respect to fiscal 1998, Marvin Sands served on the Committee through January 20, 1998 and, on that day, Messrs. McDermott and Smith were elected to the Committee. No member of the Compensation/Human Resources Committee is or has ever been an officer or employee of the Company, except Marvin Sands, Chairman of the Board, who also serves in this capacity as an executive officer of the Company. Mr. Bresler, an attorney, performs legal services for the Company, for which he is paid $30,000 per year under the terms of a retainer arrangement. The Company also includes Mr. Bresler under its non-working group medical policy and pays a monthly premium of approximately $160 for his coverage.

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing, for the fiscal years ended August 31, 1993, 1994 and 1995, the Transition Period from September 1, 1995 to February 29, 1996, and the fiscal years ended February 28, 1997 and 1998, the cumulative total stockholder return of the Company's Class A Stock and Class B Stock, based on the market price of the Class A Stock and the Class B Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Nasdaq Market Index and two indices comprised of companies in the beverage industry (individually, the "Old Selected Peer Group Index" and the "New Selected Peer Group Index").*

     The Old Selected Peer Group Index is a group of companies in the beverage industry that the Company has used prior to this year for comparative purposes (excluding, however, Cable Car Beverage Corporation, due to its acquisition by an entity that the Company feels is inappropriate for inclusion in the peer group index due to the overall nature of its business). Beginning with fiscal 1998, the Company has elected to change the composition of the peer group index used for comparative purposes. The Company elected this change in light of structural changes in certain members of the Old Selected Peer Group Index and a reevaluation of companies in the beverage industry, including additional beverage alcohol companies for which trading and public financial information has become available over the last several years. In light of these circumstances, the Company believes that the New Selected Peer Group Index provides a more appropriate basis for comparison. Further, the Old Selected Peer Group Index includes the Company's Class A and Class B Stock; however, to further distinguish the performance of its shares from that of the peer group, the Company has decided not to include its own shares in the New Selected Peer Group Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF
                            CANANDAIGUA BRANDS, INC.,
                            THE NASDAQ MARKET INDEX,
                        OLD SELECTED PEER GROUP INDEX AND
                          NEW SELECTED PEER GROUP INDEX
               --------------------------------------------------

                               [PERFORMANCE GRAPH]









                             1992       1993       1994       1995        1996**      1997       1998
                          --------   --------   --------   --------     --------   --------   --------
CBRNA                     $ 100.00   $ 164.81   $ 225.93   $ 350.00     $ 281.48   $ 227.78   $ 412.96
CBRNB                       100.00     164.29     228.57     341.07       271.43     237.50     412.50
Old Selected Peer Group     100.00     103.39     108.89     138.17       171.48     222.92     251.36
New Selected Peer Group     100.00     101.30     105.82     139.25       177.68     238.32     270.75
NASDAQ                      100.00     130.18     142.24     169.25       176.66     212.04     288.38
------------------------

*    The OLD SELECTED PEER GROUP INDEX is comprised of the following  companies:
     Anheuser-Busch Companies, Inc.; Brown-Forman Corporation (Class A and Class B Shares); Cadbury Schweppes plc; Canandaigua Brands, Inc. (Class A and Class B Shares); The Chalone Wine Group, Ltd.; Coca-Cola Bottling Co. Consolidated; Coca-Cola Company; Coca-Cola Enterprises Inc.; Adolph Coors Company

                                     - 16 -


     (Class B Shares); Genesee Corporation (Class B Shares); Kirin Brewery Company, Ltd.; LVMH Moet Hennessy Louis Vuitton; PepsiCo, Inc.; The Seagram Company Ltd.; and Whitman Corporation.

     The NEW SELECTED PEER GROUP INDEX is comprised of the following  companies:
     Adolph Coors  Company  (Class B Shares);  Anheuser-Busch  Companies,  Inc.;
     Beringer Wine Estates Holdings, Inc. (Class B Shares) (included in 1998 only); The Boston Beer Company, Inc. (included in 1996, 1997 and 1998); Brown-Forman Corporation (Class A and Class B Shares); Cadbury Schweppes plc; The Chalone Wine Group, Ltd.; Coca-Cola Bottling Co. Consolidated; Coca-Cola Company; Coca-Cola Enterprises Inc.; Genesee Corporation (Class B Shares); LVMH Moet Hennessy Louis Vuitton; The Robert Mondavi Corporation (Class A Shares); PepsiCo, Inc.; and Whitman Corporation. Note: Beringer Wine Estates Holdings, Inc. (Class B Shares) and The Boston Beer Company, Inc. are included only in the years for which trading and public information were available.

**   The Transition Period.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance.

     The Stock Price Performance Graph set forth above shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective as of February 27, 1998, Ellis Goodman, the Chairman and Chief Executive Officer of Barton Incorporated, the Company's beer and spirits division, left the employ of Barton. In recognition of Mr. Goodman's many years of service and the outstanding results that he and his team produced at Barton, as well as his undertakings, among others, to assure a smooth transition of his duties and responsibilities, and to refrain from engaging in certain activities competitive with the Company's business, the Company and Mr. Goodman agreed to amend Mr. Goodman's employment agreement with Barton to provide for the terms of his resignation from Barton. Under the agreement, on March 2, 1998, the Company paid to Mr. Goodman $2,429,942 and, in addition, $380,625, which represents Mr. Goodman's bonus payment for fiscal 1998. The Company also accelerated all of Mr. Goodman's unvested stock options and extended the post-termination exercise period for his stock options to the tenth anniversary of their grant. In addition, the Company, at its expense, will continue to provide Mr. Goodman, and his eligible dependents, with group life and health benefits until the later of his or his spouse's 65th birthday, provided that the Company may terminate those benefits earlier under certain circumstances. Also, the Company will continue to make all premium payments through May 1, 2002, in order to provide Mr. Goodman with the benefits set forth in the agreement regarding his "split dollar" insurance policy. (This policy is further discussed below.) The Company also assigned to Mr. Goodman an annuity contract that had an accumulated value of approximately $517,000, for which it made cumulative payments totaling $473,551. On behalf of Mr. Goodman, the Company also paid into its profit sharing plan $20,000, representing a full contribution for fiscal 1998. Further, due to the satisfaction of certain contingencies set forth in the agreement, during May 1998, (i) 20,000 shares of Class A Stock, previously awarded to Mr. Goodman as a restricted stock grant, vested and (ii) the Company made a lump sum payment to Mr. Goodman in the amount of $2,500,000.

     By an Agreement dated August 12, 1988, Barton entered into a split-dollar insurance agreement with a trust established by Ellis Goodman of which Gillian Goodman and Edwin H. Goldberger are the trustees. Pursuant to the Agreement, Barton pays the annual premium on an insurance policy (the "Goodman Policy") held in the trust. The Goodman Policy is a single life policy, payable upon the death of Mr. Goodman, with a face value of $1 million. The amount of all premiums paid by Barton is secured by an assignment of certain rights in the Policy.

Upon the termination of the Agreement, whether by the death of Mr. Goodman or earlier cancellation, Barton is entitled to receive an amount equal to the premiums which it has paid. The premium paid by Barton during the Company's 1998 fiscal year was $19,370. From the inception of the Agreement through the end of fiscal year 1998, the Company has paid aggregate premiums of $251,810. As noted above, the Company will cease making premium payments after May 1, 2002.

     Alexander Berk and Barton Incorporated are parties to an employment agreement dated as of September 1, 1990, as amended on November 11, 1996, that provides for Mr. Berk's compensation and sets forth the terms and conditions of Mr. Berk's employment with Barton. Under his employment agreement, Mr. Berk serves as the President and Chief Operating Officer of Barton and by virtue of his current responsibilities with Barton, he is deemed an executive officer of the Company. The employment agreement expires on February 28, 2001, but will be automatically extended for additional one-year periods unless either Mr. Berk or Barton notifies the other that such party does not wish to extend it. The agreement will terminate prior to its expiration date (i) upon Mr. Berk's death or Retirement, (ii) at Barton's election, for Cause or upon Mr. Berk's Complete Disability, and (iii) at Mr. Berk's election, for Good Reason (all as set forth in the agreement). If Barton decides not to extend the term of the agreement, or if the agreement terminates by reason of Mr. Berk's death, Complete Disability, or Retirement, or for Good Reason, Barton is obligated to pay to Mr. Berk a post-termination benefit equal to 100% of his then current base salary plus the bonus amount paid to him for the immediately prior fiscal year. If Mr. Berk decides not to extend the term of the agreement, then Barton is obligated to pay to Mr. Berk a post-termination benefit equal to one half of the foregoing amount. In the event that Mr. Berk's employment is terminated for Good Reason, or is terminated by Barton for reasons other than death, Complete Disability, Cause, or Barton's decision not to extend the term of the agreement, then Mr. Berk is entitled to be paid (i) if the applicable conditions are satisfied, a supplementary post-termination benefit equal to what he otherwise would have been entitled to receive as his share of Barton's contribution to its profit-sharing and retirement plan for the fiscal year in which such termination occurs and (ii) an amount equal to the product of his then current base salary multiplied by the number of years remaining in the then term of the agreement. Post-termination benefits are payable to Mr. Berk in a lump sum as soon as practicable after employment terminates, except that any supplementary post-termination benefit is payable promptly after Barton's contribution to the retirement plan. The agreement requires Mr. Berk to keep certain information with respect to the Company confidential during and after his employment with the Company.

     By an Agreement dated December 20, 1990, the Company entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the Agreement, the Company pays the annual premium on an insurance policy (the "Policy") held in the trust, $209,063 in fiscal year 1998, and the trust reimburses the Company for the portion of the premium equal to the "economic benefit" to Marvin Sands calculated in accordance with the United States Treasury Department rules then in effect ($12,267 in fiscal year 1998). The Policy is a joint life policy payable upon the death of the second to die of the insureds, Marvin Sands and his wife Marilyn, with a face value of $5 million. Pursuant to the terms of the trust, Richard Sands, Robert Sands (in his individual capacity) and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the Policy (after the repayment of the indebtedness to the Company out of such proceeds as described below) if they survive Marvin Sands and Marilyn Sands. From the inception of the agreement through the end of fiscal year 1998, the Company has paid aggregate premiums, net of reimbursements, of $1,624,161. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the Company and is secured by a collateral assignment of the Policy. Upon the termination of the Agreement, whether by the death of the survivor of the insureds or earlier cancellation, the Company is entitled to be repaid by the trust the amount of such indebtedness.

     Under the terms of a letter agreement between the Company and Daniel Barnett, President of Canandaigua Wine Company, Inc., if Mr. Barnett's employment is terminated without cause or if he voluntarily resigns within 30 days after he is demoted or his responsibilities are materially diminished, in either case without cause, he will be entitled to receive severance compensation equal to his then current base compensation for a period of 12 months. Under those circumstances, certain stock options granted to Mr. Barnett to purchase up to

40,000 shares of the Company's Class A Stock shall, to the extent not then exercisable, become immediately exercisable.

     Richard Sands, Robert Sands and the Estate of Laurie Sands are the beneficial owners of a limited partnership which owns railroad cars. These cars are leased by the Company from the partnership at fair market rates. During fiscal year 1998, the Company made payments with respect to leasing these cars to this limited partnership in the amount of $26,264.37. The Company expects to continue its present relationship with the limited partnership during fiscal year 1999.

     George Bresler, a director of the Company, is a member of the law firm of Rosner Bresler Goodman & Unterman, LLP in New York, New York. The Company pays to Mr. Bresler individually an annual retainer of $30,000 for his legal services to the Company. The Company also includes Mr. Bresler under its non-working group medical policy and pays a monthly premium of approximately $160 for his coverage. James A. Locke, III, a director of the Company, is a partner in the law firm of Nixon, Hargrave, Devans & Doyle LLP, Rochester, New York, the Company's principal outside counsel.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Class A Stock and Class B Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. Based solely upon review of copies of such reports furnished to the Company and related information, the Company believes that all such filing requirements for fiscal 1998 were complied with in a timely fashion, except that the Estate of Laurie Sands, in its Annual Statement of Changes in Beneficial Ownership for fiscal 1998, reported six transactions that were not reported on a timely basis.


                          STOCK OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth, as of June 1, 1998, the beneficial ownership of the Company's directors and nominees, the Named Executives, and all of the Company's directors and executive officers as a group. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the named individual has sole voting power and investment discretion with respect to the shares attributed to him and the percentages of ownership are calculated on the basis of ____________ shares of Class A Stock and ______________ shares of Class B Stock outstanding as of the close of business on June 1, 1998.

                                                CLASS A STOCK (1)                          CLASS B STOCK
                                ------------------------------------------------   -----------------------------
                                 SHARES BENEFICIALLY OWNED
                                -------------------------------
                                                    SHARES
                                                  ACQUIRABLE         PERCENT OF                      PERCENT OF
                                                 WITHIN 60 DAYS        CLASS           SHARES          CLASS
                                OUTSTANDING      BY EXERCISE OF     BENEFICIALLY    BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER          SHARES          OPTIONS (2)         OWNED (3)        OWNED           OWNED
------------------------        -----------      --------------     ------------    -------------   ------------
Richard Sands                   687,943 (4)          8,300             ___% (4)     1,944,447 (4)      ___% (4)
Robert Sands                    689,075 (4)         13,175             ___% (4)     1,943,992 (4)      ___% (4)
Marvin Sands                    393,677 (4)          4,375             ___% (4)       826,268 (4)      ___% (4)
Ellis Goodman                   219,680 (5)        103,600             ___%              -              *
Daniel Barnett                    1,032             22,275              *                -              *
Bertram E. Silk                   3,803             12,250              *   (6)         1,125           *
James A. Locke, III               1,049              9,000              *   (7)            33           *
Paul L. Smith                       400              6,000              *                -              *
Alexander Berk                     -                 8,800              *                -              *
George Bresler                     -                 6,000              *                -              *
Thomas C. McDermott                -                 6,000              *                -              *

All Executive Officers and
Directors as a Group          1,043,057 (8)     124,350                ___% (8)     2,760,779          ___%
(11 persons)(8)

----------------------

* Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1) The shares and percentages of Class A Stock set forth in this table do not include (i) shares of Class A Stock that may be acquired within 60 days by an employee under the Company's Employee Stock Purchase Plan (because such number of shares is not presently determinable) and (ii) shares of Class A Stock that are issuable pursuant to the conversion feature of the Company's Class B Stock, although, such information is provided in a footnote, where appropriate. For purposes of calculating the percentage of Class A Stock beneficially owned in the footnotes, additional shares of Class A Stock equal to the number of shares of Class B Stock owned by the named person or by the persons in the group of executive officers and directors are assumed to be outstanding only for that person or group of persons pursuant to Rule 13-3(d)(1) under the Securities Exchange Act.

(2) Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on June 1, 1998 or become exercisable within sixty 60 days thereafter.

(3) The percentage of Class A Stock beneficially owned by each of the named persons and by the executive officers and directors as a group as reflected in the table is based on the total number of shares listed for that person or group of persons under "Outstanding Shares" and "Shares Acquirable within 60 days by Exercise of Options". For purposes of calculating the percentage, the number of shares of Class A Stock listed under "Shares Acquirable within 60 days by Exercise of Options" for a named person or for the executive officers and directors as a group are assumed to be outstanding only for that person or group of persons pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act.

                                     - 20 -


(4) Includes shares with respect to which the named individual shares voting power or investment discretion. See tables and footnotes under "Beneficial Ownership" above for information with respect to such matters and for the number and percentage of shares of Class A Stock that would be owned assuming the conversion of Class B Stock into Class A Stock.

(5) Includes 54,680 shares owned of record by the Gillian and Ellis Goodman Foundation. Mr. Goodman is president of the Foundation with full voting and dispositive power with respect to such shares and disclaims beneficial ownership of such shares.

(6) Assuming the conversion of Mr. Silk's 1,125 shares of Class B Stock into Class A Stock, Mr. Silk would beneficially own 17,178 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(7) Assuming the conversion of Mr. Locke's 33 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 10,082 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(8) This group consists of the Company's current executive officers and directors; therefore, Mr. Goodman is not included in this group of people. Also, includes 200 shares of Class A Stock with respect to which a member of the group shares the power to vote or dispose with his spouse. Assuming the conversion of a total of _____________ shares of Class B Stock beneficially owned by the executive officers and directors as a group into Class A Stock, all executive officers and directors as a group would beneficially own ________________ shares of Class A Stock, representing ______% of the outstanding Class A Stock after such conversion.



                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES

     On December 22, 1997, the Board of Directors of the Company increased the number of directors on the Board of Directors from six (6) to eight (8) and appointed Thomas C. McDermott and Paul L. Smith to fill the newly-created directorships. On March 31, 1998, the Board of Directors of the Company nominated eight directors to be elected by the stockholders to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board of Directors are Marvin Sands, Richard Sands, Robert Sands, George Bresler, James A. Locke, III, Thomas
C. McDermott, Bertram E. Silk and Paul L. Smith. Messrs. McDermott and Smith have been designated as the nominees to be elected by the holders of the Class A Stock, voting as a separate class. The remaining directors are to be elected by the holders of the Class B Stock, voting as a separate class. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the election of the eight nominees.

     Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the management of the Company.

GEORGE BRESLER                                               DIRECTOR SINCE 1992
Mr. Bresler, age 73, has been engaged in the practice of law since 1957. From August 1987 through July 1992, Mr. Bresler was a member of the law firm of Bresler and Bab, New York, New York. Since 1992, Mr. Bresler has been a member of the law firm of Rosner Bresler Goodman & Unterman, LLP, and predecessor firm, in New York, New York. Mr. Bresler provides legal services to the Company.

JAMES A. LOCKE, III                                          DIRECTOR SINCE 1983
Mr. Locke, age 56, has been a partner in the law firm of Nixon, Hargrave, Devans and Doyle LLP, Rochester, New York, the Company's principal outside counsel, since January 1, 1996. For twenty years prior to joining Nixon, Hargrave, Mr. Locke was a partner in the law firm of Harter, Secrest and Emery, Rochester, New York.

THOMAS C.  MCDERMOTT                                       DIRECTOR  SINCE  1997
Mr. McDermott, age 61, has been a proprietor of Forbes Products, LLC, a custom vinyl business products company, since January 1998. From 1994 to 1997, Mr. McDermott was President and Chief Executive Officer of Goulds Pumps,
Incorporated, a centrifugal pumps company for industrial, domestic and agricultural markets, where he also was Chairman from 1995 to 1997. From 1986 to 1993, he was President and Chief Operating Officer of Bausch & Lomb Incorporated, a contact lens, lens-care and eyewear products company. Mr. McDermott also serves on the Board of Directors of Thomas & Betts Corporation.

MARVIN SANDS                                                 DIRECTOR SINCE 1946
Mr. Sands, age 74, is the founder of the Company, which is the successor to a business he started in 1945. Mr. Sands continues to serve as an officer of the Company as Chairman of its Board of Directors. He has been a director of the Company and its predecessor since 1946 and was Chief Executive Officer until October 1993. He is the father of Richard Sands and Robert Sands.

RICHARD SANDS, PH.D.                                         DIRECTOR SINCE 1982
Mr. Sands, age 47, is the President and Chief Executive Officer of the Company. He has been employed by the Company in various capacities since 1979. He was elected Executive Vice President and a director in 1982, became President and Chief Operating Officer in May 1986, and was elected Chief Executive Officer in October 1993. He is a son of Marvin Sands and the brother of Robert Sands.

ROBERT SANDS                                                 DIRECTOR SINCE 1990
Mr. Sands, age 40, is Executive Vice President, General Counsel and Secretary of the Company. He was appointed Vice President and General Counsel in June 1990, was elected Executive Vice President in October 1993 and was appointed Secretary in January 1995. From June 1986, until his appointment as Vice President and General Counsel, Mr. Sands was employed by the Company as General Counsel. He is a son of Marvin Sands and the brother of Richard Sands.

BERTRAM E. SILK                                              DIRECTOR SINCE 1973
Mr. Silk, age 66, is currently a Senior Vice President of Canandaigua Wine Company, Inc., a wholly-owned subsidiary of the Company, and is responsible for industry relations with respect to labor unions in California, as well as for various trade association and international beverage alcohol industry matters. Mr. Silk has been employed by the Company since 1965 and has held various positions and responsibilities. From October 1993 to October 1997, Mr. Silk served as Senior Vice President of the Company and from 1973 to October 1993, he served as Vice President of the Company. Immediately prior to holding his current responsibilities, he was in charge of the Company's grape grower relations in California, and from 1989 to August 1994, Mr. Silk was in charge of the Company's California grape juice concentrate business. Before moving from Canandaigua, New York to California in 1989, Mr. Silk was in charge of production for the Company.

PAUL L. SMITH                                                DIRECTOR SINCE 1997
Mr. Smith, age 62, is currently retired from Eastman Kodak Company. For thirty-five years prior to his retirement in 1993, Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also, from 1983 to 1993, Mr. Smith served on the Board of Directors of Eastman Kodak Company. Mr. Smith also currently serves on the Board of Directors of Home Properties of New York, Inc. and Performance Technologies, Incorporated.

     See also information regarding George Bresler, Marvin Sands, Richard Sands, and Robert Sands under the caption "Certain Relationships and Related Transactions". For information with respect to the number of shares of the Company's common stock beneficially owned by each of the above named directors, see the table and the footnotes thereto under the caption "Stock Ownership of Management".

DIRECTOR COMPENSATION

     The Company's policy is to pay its nonemployee directors $35,000 per year for their services as directors. George Bresler, James Locke, Thomas McDermott and Paul Smith qualify for such payments, but Mr. Locke has waived the payment of his director's fee. During fiscal 1998, the Company awarded stock options to purchase Class A Stock to nonemployee directors as follows: George Bresler and James Locke received 6,000 and 3,000 options, respectively, at an exercise price of $35.375 per share, which options are currently exercisable and expire on July 21, 2007; and each of Thomas McDermott and Paul Smith received 6,000 options at an exercise price of $49.00 per share, which options have an exercise period of June 23, 1998 through December 21, 2007. The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors. Directors who are also employees of the Company receive no additional compensation for serving as directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held six meetings during the Company's fiscal year ended February 28, 1998. The standing committees of the Board are the Audit Committee, Corporate Governance Committee and Human Resources Committee. During fiscal 1998, each of the incumbent directors, during his period of service, attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he served.

AUDIT COMMITTEE. The Audit Committee is currently composed of Paul L. Smith (Chair), Thomas C. McDermott and Richard Sands. During fiscal 1998, the composition of the Audit Committee changed. From March 1, 1997 through January 20, 1998, the Committee was composed of George Bresler, James A. Locke and Richard Sands. On January 20, 1998, Messrs. Bresler and Locke resigned voluntarily from the Committee and Messrs. McDermott and Smith were elected, and Mr. Sands was reelected to the Committee. The Audit Committee reviews the Company's financial reports and monitors the Company's materials policies and procedures which relate to compliance with: pertinent laws; the ethical conduct of business; controls against employee conflict of interest and misconduct; and maintenance of adequate internal controls. The Audit Committee held four meetings during fiscal 1998.

CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee, which was formed on January 20, 1998, is currently composed of James A. Locke (Chair),
Thomas C. McDermott, Robert Sands and Paul L. Smith. The full Board is responsible for nominating candidates to become Directors, but has delegated the screening process involved to the Corporate Governance Committee. The Corporate Governance Committee advises the Board concerning appropriate composition of the Board and its committees and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this Committee also makes recommendations to the full Board with respect to an officer to be designated as Chief Executive Officer, and a director to serve as Chairman of the Board. In addition, this Committee recommends to the Board compensation for directors, who are neither present or former full-time officers of the Company. This

Committee held no meetings during fiscal 1998. The Corporate Governance Committee will consider nominations by shareholders. Those suggestions should include sufficient biographical information so that the Committee can appropriately assess the person's background and qualifications. All submissions should be sent in writing to the attention of the Corporate Secretary, Canandaigua Brands, Inc., 300 WillowBrook Office Park, Fairport, NY 14450.

HUMAN RESOURCES COMMITTEE. The present members of the Human Resources Committee are Thomas C. McDermott (Chair) and Paul L. Smith. During fiscal 1998, the composition of the Human Resources Committee (formerly known as the Compensation Committee) changed. From March 1, 1997 through January 20, 1998, the Committee was composed of George Bresler and Marvin Sands. On January 20, 1998: Marvin Sands resigned voluntarily from the Committee; the name of the Committee was changed from the Compensation Committee to the Human Resources Committee; and Messrs. McDermott and Smith were elected, and Mr. Bresler was reelected, to the Committee. On March 31, 1998, Mr. Bresler resigned voluntarily from the Committee. The Human Resources Committee monitors: human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; the Company's material policies and procedures which relate to compliance with pertinent laws and the management of human resources capital; and procedures and internal controls which relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for reviewing total executive compensation in relation to individual executive performance, Company performance, salary information and other parameters deemed reasonable in the assignment of executive compensation levels. This Committee also reviews and approves executive benefits and perquisites and reviews performance systems, including reward programs. The Human Resources Committee evaluates the performance of the Chief Executive Officer and approves his salary, as well as the salaries of other executives. This Committee also presently administers the Company's Long-Term Stock Incentive Plan, Incentive Stock Option Plan and Annual Management Incentive Plan and reviews succession planning for the Company and other important human resources issues. The Human Resources Committee held two meetings during fiscal 1998.

VOTE REQUIRED

     A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the two directors elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class B Stock is required for the election of the six directors elected by the holders of Class B Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.



                                 PROPOSAL NO. 2
                                 --------------

                    PROPOSED AMENDMENT TO AND RESTATEMENT OF
          THE COMPANY'S EXISTING RESTATED CERTIFICATE OF INCORPORATION

GENERAL

     The Board of Directors of the Company has approved, subject to the approval of the stockholders of the Company, a Restated Certificate of Incorporation of the Company (the "Restated Certificate") which incorporates a prior amendment changing the name of the Company and increases the number of authorized shares of Class A Stock to 120,000,000 shares and the aggregate number of authorized shares of the Company to 141,000,000 shares. No other change to the Company's Existing Certificate (i.e., the Company's existing Restated Certificate of Incorporation, as presently amended) would result from the Restated Certificate. With respect to the Existing Certificate, the above-mentioned prior amendment, which changed the name of the Company to its current name, was implemented by a Certificate of Amendment filed by the Company on August 26, 1997.

     The Existing Certificate currently authorizes the Company to issue an aggregate of 81,000,000 shares consisting of 60,000,000 shares of Class A Stock, 20,000,000 shares of Class B Stock and 1,000,000 shares of Preferred Stock having a par value of $.01 per share. The Restated Certificate will increase both the aggregate number of authorized shares and the number of authorized shares of Class A Stock by 60,000,000 shares. The shares of Class A Stock have no pre-emptive rights. If approved by the stockholders at the Meeting, the Restated Certificate will become effective when it is filed with the Delaware Secretary of State.

REASONS FOR INCREASING THE NUMBER OF AUTHORIZED SHARES

     The Board of Directors considers that it is desirable in the prudent operation of the Company to have sufficient authorized but unissued shares of Class A Stock available to allow the Company to take prompt advantage of market or other conditions in connection with possible financings or acquisitions, stock dividends, distributions or splits, grants of options and other stock rights, and other proper corporate purposes deemed necessary or advisable by the Board. The Board also believes that the availability of additional shares of Class A Stock for such purposes without delay or the necessity for a special meeting of stockholders (except as may be required by applicable law or regulatory authorities or by the rules of The Nasdaq Stock Market, Inc. or any stock exchange or other market system on which the Company's stock is then listed (collectively, "Applicable Rules")) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise.

     Except for the issuance of Class A Stock (i) pursuant to the Company's stock-based plans, outstanding options under those plans and a small number of stock options not covered by any of those plans, and (ii) upon the conversion of shares of Class B Stock (shares of Class B Stock are convertible into shares of Class A Stock on a one-to-one basis at any time at the option of the holder), the Company has no present plans, agreements or understandings for the issuance of any shares of Class A Stock. If the Board of Directors deems it in the best interests of the Company and the stockholders to issue additional shares of Class A Stock in the future, the Board would not generally seek further approval of the stockholders unless such approval is required by Applicable Rules.

VOTE REQUIRED

     In accordance with applicable Delaware law and the Existing Certificate, approval of Proposal No. 2 to amend and restate the Existing Certificate to incorporate a prior amendment and to increase the number of authorized shares of Class A Stock of the Company to 120,000,000, thereby increasing the aggregate number of authorized shares of the Company to 141,000,000, requires an affirmative majority vote of the holders of all outstanding shares of Class A Stock and Class B Stock entitled to vote thereon, voting together as a single class, provided that the holders of Class A Stock will have one (1) vote per share and the holders of Class B Stock will have ten (10) votes per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE RESTATED CERTIFICATE WHICH INCORPORATES A PRIOR AMENDMENT AND INCREASES THE NUMBER OF AUTHORIZED SHARES OF CLASS A STOCK OF THE COMPANY FROM 60,000,000 TO 120,000,000, THEREBY INCREASING THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF THE COMPANY TO 141,000,000. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2.

                                 PROPOSAL NO. 3
                                 --------------

                        SELECTION OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, Certified Public Accountants, served as the independent auditors of the Company for the fiscal year ended February 28, 1998, and the Board of Directors has again selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending February 28, 1999. This selection will be presented to the stockholders for their ratification at the Meeting. The Board of Directors recommends a vote in favor of the proposal to ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed and returned proxy will be voted FOR such proposal. If the stockholders do not approve this selection, the Board of Directors may reconsider its choice.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE SELECTION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING FEBRUARY 28, 1999 AND ACCORDINGLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3.



                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 1999 Annual Meeting of
Stockholders, such proposal must be received by the Company no later than February ___, 1999.



                              FINANCIAL INFORMATION

     The Company has furnished its financial statements to stockholders in its 1998 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998, as filed with the Securities and Exchange Commission (excluding the exhibits thereto). Written requests for such copies should be directed to Canandaigua Brands, Inc., Attention: Kristen H. Jenks, Vice President, 300 WillowBrook Office Park, Fairport, New York 14450; telephone number (716) 218-2121.

                                      OTHER

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                           BY  ORDER  OF THE  BOARD OF DIRECTORS



                                           ROBERT SANDS, SECRETARY


Fairport, New York
June ___, 1998

                            CANANDAIGUA BRANDS, INC.

             PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                                     BALLOT

     The undersigned hereby appoints David S. Sorce and Thomas S. Summer, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of CANANDAIGUA BRANDS, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at One Chase Square, Rochester, New York, on Tuesday, July 21, 1998, at 11:00 a.m., local time, and at any adjournments thereof (the "Meeting").

     Class A Stockholders, voting as a separate class, are entitled to elect two directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect six directors at the meeting. Please refer to the Proxy Statement for details. Your Shares of Class A Common Stock and/or Class B Common Stock appear on the back of this card. Note that Shares (if any) designated as "EMP STK PURCHASE" refer to Shares of Class A Common Stock. PLEASE SIGN ON THE BACK.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED, UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3.

     TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     PLEASE MARK
[X]  YOUR VOTES AS
     INDICATED IN
     THIS EXAMPLE

1.   Election  of  Directors:  To elect  Directors  as set  forth  in the  Proxy
     Statement.

       CLASS A STOCKHOLDERS                        CLASS B STOCKHOLDERS

Thomas C. McDermott, Paul L. Smith          George Bresler, James A. Locke, III,
                                            Marvin Sands, Richard Sands,
                                            Robert Sands, Bertram E. Silk


    FOR                WITHHELD                FOR               WITHHELD
    BOTH    [  ]         FROM    [  ]          ALL    [  ]        FROM    [  ]
  NOMINEES               BOTH                NOMINEES              ALL
                       NOMINEES                                 NOMINEES

[  ]                                       [  ]
     --------------------------------          ---------------------------------
     For, except vote withheld                 For, except vote withheld
     from nominee above                        from nominee(s) above

2. Proposal to amend and restate the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Class A Common Stock of the Company from 60,000,000 to 120,000,000, thereby increasing the aggregate number of authorized shares of the Company to 141,000,000.

         FOR                                AGAINST                    ABSTAIN
         [  ]                                [  ]                        [  ]

3. Proposal to ratify the selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending February 28, 1999.

         FOR                                AGAINST                    ABSTAIN
         [  ]                                 [  ]                       [  ]

4. In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or at any adjournments thereof.

         [  ]  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated June ___, 1998, describing more fully the proposals set forth herein.

SIGNATURE                                       DATE
          ------------------------------------       ---------------------------

SIGNATURE                                       DATE
          -----------------------------              ---------------------------

NOTE: PLEASE DATE THIS PROXY AND SIGN YOUR NAME ABOVE EXACTLY AS IT APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF THE STOCKHOLDER IS A CORPORATION OR OTHER ENTITY, THE FULL ENTITY NAME SHOULD BE INSERTED AND THE PROXY SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF THE ENTITY, INDICATING HIS OR HER TITLE OR CAPACITY.